                                                                Exhibit 11.1

                          Computation of Per Share Earnings
                                    (In Thousands)

              For the Three Month Periods Ended March 31, 1998 and 1997


                                                          1998        1997
                                                          ----        ----
BASIC NET INCOME (LOSS) PER SHARE

Average shares outstanding                             1,703,336    1,497,671
                                                       ---------    ---------
                                                       ---------    ---------

Net income (loss)                                        ($107.0)      $371.0
                                                       ---------    ---------
                                                       ---------    ---------

Basic net income (loss) per share                         ($0.06)       $0.25
                                                       ---------    ---------
                                                       ---------    ---------

DILUTED NET INCOME (LOSS) PER SHARE

Average shares outstanding                              1,703,336   1,497,671

Net effect of dilutive stock options and
  warrants based on the treasury stock
  method using average market price                          5,383     57,939
                                                        ----------   --------

Total                                                    1,708,719  1,555,610
                                                         ---------  ---------
                                                         ---------  ---------

Net income (loss)                                          ($107.0)    $371.0
                                                          ---------  --------
                                                          ---------  --------

Diluted net income (loss) per share                          ($0.06)    $0.24
                                                          ---------  --------
                                                          ---------  --------
